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                                                                    Exhibit 99.1


                  ITC                                   PRESS
                  LEARNING                              RELEASE
                  CORPORATION

                  13515 Dulles Technology Drive
                  Herndon, VA  20171-3413
                  (703) 713-3335 . (800) 638-3757
                  http://www.itclearning.com
                  NASDAQ:  ITCC


     November 20, 1997                      Contact:  Bill Walton, CEO
                                                      Carl Stevens, President
                                                      Chris Mack, VP Finance
                                                      (800) 638-3757
                                                      (703) 713-3335

                ITC LEARNING SELLS ANDERSON SOFT-TEACH DIVISION

Herndon, VA -- ITC Learning Corporation (ITC) announced today that it has sold its Anderson Soft-Teach division (Anderson) to an investor group headed by Bette Tomaszewicz, a twenty year training industry veteran, for cash and debt totaling $4,950,000.

This divestiture is part of a strategic move to position ITC as a broad-based distributor of an expanded line of multimedia training products acquired through evolving strategic alliances. The new products will include topics such as the art of customer service, leadership, financial skills, and others in the "soft skills" area, which make up 75% of the training market today. This move will allow ITC to expand sales penetration into its established customer base and provide the broader set of solutions that customers are asking for. In addition to broadening its courseware library, ITC will retain certain rights to distribute Anderson's product throughout 1998. In concert with these changes, ITC is expanding its direct sales force and its Business Alliance Partner program which engages the sales capabilities of some of the top reseller organizations in the U.S.

ITC CEO J.H. (Bill) Walton stated, "We have come to realize that ITC can better serve its customers' needs with a broader set of training solutions than with two PC software application training product lines that meet similar yet different customer requirements. To that end, it made sense to sell Anderson and focus on ITC's ACTIV(R) PC software application training product and building the best sales and distribution organization in the industry. We have one of, if not the largest installed customer bases in the training business and access to some of the best multimedia courseware developed by third parties who are anxious to have us sell it. When you couple that with ITC's award-winning courseware and an expanded sales capability, I think that we have a great future as a profitable growth company. We have never been opportunity constrained--we simply did not have the right mix between breadth of products and sales capacity. With these actions, we think that we are positioning ourselves to meet our investors' expectations."

ITC develops and markets workplace learning products for business, education and government and is headquartered in Herndon, Virginia with major facilities also in London, England and Sydney, Australia. With over 5,000 organizations worldwide using ITC's products and solutions to improve employee productivity and skills, ITC is recognized for its excellence in quality and support. ITC offers the largest library of interactive CD-ROM multimedia programs available today, with over 1,500 hours of training on Personal Computer Skills, Regulatory Compliance, Technical Skills and Basic Skills. ITC (ITC Learning Corporation) is a publicly owned company that is traded on NASDAQ under the symbol-- ITCC.

With the exception of historical information contained in the press release, the matters described herein contain forward looking statements that are pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve a number of risks and uncertainties including but not limited to economic, competitive, governmental and technological factors outside the control of the Company.

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